Exhibit 5.1

Suite 2800, 1100 Peachtree Street NE
Atlanta, GA 30309-4528
t 404 815 6500 f 404 815 6555

August 25, 2017
direct dial 404 815 6444
direct fax 404 541 3402
dstockton@kilpatricktownsend.com
BlueLinx Holdings Inc.
4300 Wildwood Parkway
Atlanta, Georgia 30339
Re: Registration Statement on Form S-3
Ladies and Gentlemen:
We have acted as counsel to BlueLinx Holdings Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) being filed by the Company today with the Securities and Exchange Commission (the “Commission”) related to the offering by the selling stockholder named in the Registration Statement on a delayed or continuous basis, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), of up to 4,713,826 shares of Company common stock, par value $0.01 per share (the “Resale Shares”), currently held by the selling stockholder, as described in the prospectus (the “ Prospectus ”) forming a part of the Registration Statement.
This opinion letter is being furnished to the Company in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K under the Securities Act. No opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as to the validity of the Resale Shares as set forth below.
In rendering the opinions expressed below, we have examined the Registration Statement, the Prospectus contained therein, the Company’s Second Amended and Restated Certificate of Incorporation, as amended, the Company’s Amended and Restated By-Laws, as amended, and certain resolutions of the Board of Directors of the Company. We have also examined originals, or duplicates or conformed copies, of such documents, corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary for purposes of the opinions hereinafter set forth. We have assumed the genuineness and authenticity of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies. We have undertaken no independent verification with respect to such matters. As to questions of fact material to this opinion letter, we have relied upon certificates or comparable documents of public officials and upon oral or written statements and representations of officers and representatives of the Company.
On the basis of the foregoing, and in reliance thereon, and subject to the limitations, qualifications, assumptions and exceptions set forth herein, we are of the opinion that the Resale Shares have been validly issued and are fully paid and nonassessable. It is understood that this opinion is to be used only in connection with the offer and sale of the Company’s common stock while the Registration Statement is in effect.
Our examination of matters of law in connection with the opinions expressed herein has been limited to, and accordingly our opinions expressed herein are limited to, the General Corporation Law of the State of Delaware. We express no opinion with respect to the laws of any other jurisdiction. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.
This opinion letter is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur that could affect the opinions contained herein. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

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We hereby consent to the reference to our name under the caption “Legal Matters” in the Prospectus constituting a part of the Registration Statement, and any amendments or supplements thereto, and further consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Sincerely,

KILPATRICK TOWNSEND & STOCKTON LLP

/s/ David A. Stockton
David A. Stockton, a Partner

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